UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2004

SALEM COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26497 (Commission File Number)	77-0121400 (IRS Employer Identification No.)

4880 Santa Rosa Road, Camarillo, California (Address of Principal Executive Offices)	93012 (Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

TABLE OF CONTENTS

ITEM 9. REGULATION FD DISCLOSURE
ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
EXHIBITS
SIGNATURE
EXHIBIT INDEX
Exhibit 99.1

ITEM 9.     REGULATION FD DISCLOSURE*

     On February 26, 2004, Salem Communications Corporation issued a press release regarding the results of operations for fourth quarter 2003. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 12.     RESULTS OF OPEARATIONS AND FINANCIAL CONDITION*

     On February 26, 2004, Salem Communications Corporation issued a press release regarding the results of operations for fourth quarter 2003. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

     * The information furnished under Item 9 and Item 12 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION
Date: February 26, 2004
By: /s/ EVAN D. MASYR

Evan D. Masyr
Vice President and Corporate Controller

EXHIBIT 99.1

Salem Communications Announces Record Fourth Quarter 2003 Results
Fourth Quarter Same Station Revenues and Station Operating Income Increase 11.7% and 26.1%, Respectively

CAMARILLO, Calif. February 26, 2004 – Salem Communications Corporation (NASDAQ: SALM), the leading radio broadcaster focused on religious and family themed programming, announced today results for the fourth quarter and year ended December 31, 2003.

Commenting on these results, Edward G. Atsinger III, President and CEO said, “On a same station basis, our fourth quarter station operating income growth of 26.1% matches the best quarterly financial performance we have achieved since going public in 1999. This is especially significant given the difficult year that the radio industry experienced in 2003. Our 12.8% revenue growth was fueled by our start-up and developing stations, which continue to achieve strong growth. In particular, our contemporary Christian music stations grew robustly achieving 30.0% revenue growth and 197.1% growth in station operating income. Looking ahead to 2004, we continue to focus on driving our start-up and developing stations to maturity. Their performance, combined with the consistent and stable performance of our block programming business, provides Salem with a business model featuring both growth and predictability.”

Fourth Quarter Results

For the quarter ended December 31, 2003, net broadcasting revenue increased 12.8% to $45.8 million from $40.6 million in the same period a year ago. The company reported operating income of $10.4 million for the quarter, compared with operating income of $8.7 million for the same quarter in 2002. The company reported net income of $2.1 million for the quarter, or $0.09 per diluted share, compared with a net loss of $0.7 million, or $0.03 loss per diluted share, for the same quarter in 2002. Included in net loss for the fourth quarter of 2002 was a $1.9 million loss from discontinued operations related to the sale of WYGY-FM.

Station operating income (“SOI”) increased 24.9% to $17.8 million for the fourth quarter of 2003 from $14.2 million for the corresponding 2002 period. SOI as a percentage of net broadcasting revenue increased to 38.8% for the fourth quarter of 2003 from 35.0% for the fourth quarter of 2002. The company expects this percentage to continue to improve as its start-up and developing radio stations continue to mature.

EBITDA increased 35.7% to $13.0 million for the fourth quarter of 2003 compared to $9.5 million for the same quarter in 2002. Prior year EBITDA included a loss of $1.9 million from discontinued operations related to the sale of WYGY-FM. Excluding the impact of discontinued operations for 2002, Adjusted EBITDA for the fourth quarter of 2003 increased 13.4% to $13.0 million from $11.4 million for the fourth quarter of 2002.

On a same station basis, net broadcasting revenue and SOI increased 11.7% and 26.1% respectively, for the fourth quarter of 2003 as compared to the fourth quarter of 2002.

Per share numbers were calculated based on 23,603,556 weighted average diluted shares outstanding for the quarter ended December 31, 2003, and 23,483,854 weighted average diluted shares outstanding for the comparable 2002 period.

SOI Margin Composition Analysis

The following presentation of the company’s radio station portfolio, which is for analytical purposes only, separates each station into one of four categories based upon fourth quarter performance. The company believes this analysis is helpful in assessing the portfolio’s financial and operational performance.

Three Months Ended December 31, 2002
(Net Broadcasting Revenue and SOI in millions)

		Net Broadcasting
SOI Margin %	# of Stations	Revenue	SOI	Average SOI%

50% or greater	14	$11.0	$7.0	63.5%
30 to 49%	37	17.7	6.7	38.1%
0 to 29%	21	6.5	1.4	20.9%
Less than 0%	13	2.2	(1.3)	(57.4%	)

Subtotal	85	37.4	13.8	36.9%
Network and other	–	3.2	0.4	12.4%

Total	85	$40.6	$14.2	35.0%

Three Months Ended December 31, 2003
(Net Broadcasting Revenue and SOI in millions)

		Net Broadcasting
SOI Margin %	# of Stations	Revenue	SOI	Average SOI%

50% or greater	18	$17.0	$10.4	61.3%
30 to 49%	36	15.9	6.0	37.6%
0 to 29%	33	8.7	1.2	13.4%
Less than 0%	5	0.5	(0.2)	(50.8%	)

Subtotal	92	42.1	17.4	41.2%
Network and other	–	3.7	0.4	11.3%

Total	92	$45.8	$17.8	38.8%

Full Year 2003 Results

For the year ended December 31, 2003, net broadcasting revenue increased 9.1% to $170.5 million from $156.2 million for 2002. The company reported operating income of $30.1 million for 2003, compared with operating income of $24.6 million for 2002. Operating income for 2003 was reduced by $2.2 million related to the denial of a tower relocation and a coverage license upgrade and a $0.7 million write-off from the cancellation of a contemplated debt offering. Operating income for 2002 was reduced by $2.3 million for legal settlement costs. The company reported a net loss for 2003 of $0.7 million, or $0.03 loss per diluted share, compared with net income of $14.0 million, or $0.59 per diluted share, for 2002. Net income for 2003 included a loss (net of an income tax benefit) of $4.0 million, or $0.17 loss per diluted share, as a result of the early retirement of $100.0 million of the company’s 9.5% senior subordinated notes. Included in net income for 2002 was a $16.0 million gain from the sale of WYGY-FM.

SOI increased 17.2% to $61.4 million for 2003 from $52.4 million for 2002. SOI margin increased to 36.0% for 2003 from 33.5% for 2002.

EBITDA decreased 30.7% to $35.4 million for 2003 compared to $51.0 million for 2002. EBITDA for 2003 included a one-time expense of $6.4 million for the early retirement of the company’s 9.5% senior subordinated notes, $2.2 million due to a denied tower site and license upgrade and a $0.7 million write-off from the cancellation of a contemplated debt offering. EBITDA for 2002 included a one-time legal settlement of $2.3 million and a $16.0 million gain from the sale of WYGY-FM. Excluding the impact of these items, Adjusted EBITDA for 2003 increased 19.6% to $44.6 million from $37.3 million for 2002.

Same station net broadcasting revenue and SOI for 2003 increased 8.3% and 17.3%, respectively, as compared to 2002.

Per share numbers were calculated based on 23,488,898 weighted average diluted outstanding shares outstanding for the year ended December 31, 2003, and 23,582,906 weighted average diluted outstanding shares outstanding for 2002.

Balance Sheet

As of December 31, 2003, the company had net debt of $324.4 million and was in compliance with all of its covenants under its credit facility and bond indentures. Salem’s bank leverage ratio was 6.8 as of December 31, 2003 versus a compliance covenant of 7.25. Salem’s bond leverage ratio was 6.1 as of December 31, 2003 versus an incurrence covenant of 7.0.

Station Acquisitions

Additionally, since September 30, 2003, Salem completed the following acquisitions:

  WTTT-AM (formerly WAMG-AM) in Boston, Massachusetts, for $8.5 million.
  KZNT-AM (formerly KKCS-AM) in Colorado Springs, Colorado, for $1.5 million.
  KCEE-FM in Sacramento, California, for $1.0 million.

First Quarter 2004 Outlook

For the first quarter of 2004, Salem is projecting net broadcasting revenue between $41.7 million and $42.2 million. Net income for the first quarter of 2004 is projected to be between $0.01 per diluted share and $0.03 per diluted share. Salem is projecting station operating income between $13.9 million and $14.4 million for the first quarter of 2004.

First quarter 2004 guidance reflects the following:

  Salem expects to achieve same station revenue growth of 9% for January 2004 and, based on its most recent pacings, Salem is projecting first quarter same station revenue growth in the high single digits.
  Continued growth from Salem’s underdeveloped radio stations
  Continued softness in the radio industry advertising market.
  Start-up losses associated with newly acquired radio stations in the Jacksonville, Florida market.

Additionally, for 2004 as a whole, the company expects corporate expenses of approximately $17 million. Salem also expects to make acquisition, upgrade and improvement related capital expenditures of approximately $10 million and maintenance capital expenditures of approximately $5 million.

Salem will host a teleconference to discuss its results today at 5:00 PM Eastern Time. To access the teleconference, please dial 973-582-2700 ten minutes prior to the start time. The teleconference will be available live and via archived webcast on the investor relations portion of the company’s website, located at www.salem.cc. The webcast is also being distributed over PrecisionIR’s Investor Distribution Network to both institutional and individual investors. Investors can listen to the call through PrecisionIR’s webcast site at www.vcall.com or by visiting any of the investor sites in PrecisionIR’s Investor Network.

If you are unable to listen to the live teleconference at its scheduled time, there will be a replay available through March 10th, 2004, which can be accessed by dialing 973-341-3080, passcode 4521351 , or on the company’s website.

Salem Communications Corporation, headquartered in Camarillo, California, is the leading U.S. radio broadcaster focused on religious and family themes programming. The company owns and operates 92 radio stations, in 36 radio markets, including 58 stations in the top 25 markets. In addition to its radio properties, Salem owns the Salem Radio Network®, which syndicates talk, news and music programming to over 1,600 affiliated radio stations; Salem Radio Representatives, a national sales force; Salem Web Network™, the leading Internet provider of Christian content and online streaming; and Salem Publishing™, a leading publisher of contemporary Christian music trade and consumer magazines.

Media Inquiries
Denise Davis
Director of Communications
Salem Communications
(805) 384-4508
denises@salem.cc

Forward Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to market acceptance of recently launched music formats, competition in the radio broadcast, Internet and publishing industries and from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem’s reports on Forms 10-K, 10-Q, 8-K and other filings made with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

The company’s results as set forth in this press release include non-GAAP financial measures of station operating income, which is defined as net broadcasting revenue minus broadcasting operating expenses, and EBITDA, which is defined by the SEC as net income plus interest expense, tax, depreciation and amortization and minus interest income. Salem’s definition of station operating income is not necessarily comparable to similarly titled measures reported by other companies. Salem has provided supplemental information, as an attachment to this press release, which reconciles non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles ("GAAP"). ..

Station operating income and EBITDA are not measures of performance calculated in accordance with GAAP; they should be viewed as a supplement to and not a substitute for results of operations presented on the basis of GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, are useful to investors because they are generally recognized by the radio broadcasting industry as a tool to provide useful measures of the company’s operating performance and to apply valuation methodologies for companies in the media, entertainment and communications industries. These measures are used by investors and by analysts who report on the industry to provide comparisons between broadcasting groups. Salem uses these non-GAAP financial measures as key measures of operating efficiency and profitability.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2002	2003	2002	2003

Gross broadcasting revenue	$44,302	$49,678	$170,310	$185,655
Less agency commissions	3,718	3,904	14,094	15,172

Net broadcasting revenue	40,584	45,774	156,216	170,483
Other media revenue	2,468	1,823	8,054	7,865

Total revenue	43,052	47,597	164,270	178,348
Operating expenses:
Broadcasting operating expenses	25,372	28,017	103,809	109,043
Costs of denied tower site and license upgrade	–	–	–	2,202
Other media operating expenses	2,096	2,002	7,709	7,942
Legal settlement	–	–	2,300	–
Corporate expenses	3,087	4,028	14,387	16,091
Cost of terminated offering	–	–	–	651
Depreciation and amortization	2,847	3,112	11,447	12,291

Total operating expenses	34,402	37,159	139,652	148,220

Operating income	8,650	10,438	24,618	30,128
Other income (expense):
Interest income	141	17	255	212
Loss on sale of assets	(19)	(477)	(567)	(214)
Interest expense	(6,869)	(5,768)	(27,162)	(23,474)
Loss on early redemption of long-term debt	–	–	–	(6,440)
Other expense, net	(60)	(120)	(458)	(410)

Income (loss) before income taxes	1,843	4,090	(3,314)	(198)
Provision (benefit) for income taxes	642	1,977	(1,323)	479

Income (loss) before discontinued operations	1,201	2,113	(1,991)	(677)
Discontinued operations, net of tax	(1,876)	–	15,995	–

Net income (loss)	$(675)	$2,113	$14,004	$(677)

Basic income (loss) per share before discontinued operations	$0.05	$0.09	$(0.08)	$(0.03)
Discontinued operations	(0.08)	–	0.68	–

Basic income (loss) per share after discontinued operations	(0.03)	0.09	0.60	(0.03)

Diluted income (loss) per share before discontinued operations	$0.05	$0.09	$(0.08)	$(0.03)
Discontinued operations	(0.08)	–	0.68	–

Diluted income (loss) per share after discontinued operations	(0.03)	0.09	0.59	(0.03)

Basic weighted average shares outstanding	23,483,854	23,497,495	23,473,821	23,488,898

Diluted weighted average shares outstanding	23,483,854	23,603,556	23,582,906	23,488,898

Other Data:
Station operating income	$14,212	$17,757	$52,407	$61,440
Station operating margin	35.0%	38.8%	33.5%	36.0%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2002	2003

Assets
Cash	$26,325	$5,620
Restricted cash	107,661	–
Accounts receivable, net	30,696	31,509
Deferred income taxes	2,281	4,754
Other current assets	3,860	4,520
Property, plant and equipment, net	99,194	97,393
Intangible assets, net	380,508	397,131
Bond issue costs	7,854	5,631
Fair value of interest rate swap	7,790	6,045
Other assets	6,040	7,027

Total assets	$672,209	$559,630

Liabilities and Stockholders' Equity
Current liabilities	$121,378	$18,574
Long-term debt and capital lease obligations	343,118	330,046
Fair value in excess of book value of debt hedged with interest rate swap	7,790	6,045
Deferred income taxes	26,447	28,999
Other liabilities	1,548	4,144
Stockholders' equity	171,928	171,822

Total liabilities and stockholders’ equity	$672,209	$559,630

Salem Communications Corporation
Supplemental Information

					Projected
	Three Months Ended		Year Ended		Three Months Ending
	December 31,		December 31,		March 31, 2004
	2002	2003	2002	2003	Low	High

	(in thousands)				(in millions)
Capital expenditures
Acquisition related/income producing	$1,645	$1,410	$11,361	$5,367
Maintenance	2,099	1,140	3,671	3,611

Total capital expenditures	$3,744	$2,550	$15,032	$8,978

Tax information
Cash tax expense	$117	$262	$293	$725
Deferred tax expense	525	1,715	(2,165)	(1,616)

Provision (benefit) for income taxes	$642	$1,977	$(1,323)	$479

Tax benefit of non-book amortization	$2,890	$2,855	$11,500	$11,175

Reconciliation of Station Operating Income to Operating Income
Station operating income	$14,212	$17,757	$52,407	$61,440	$13.9	$14.4
Plus:
Other media revenue	2,468	1,823	8,054	7,865	1.9	1.9
Less:
Cost of denied tower site and license upgrade	–	–	–	(2,202)	–	–
Other media operating expenses	(2,096)	(2,002)	(7,709)	(7,942)	(2.0)	(2.0)
Legal settlement	–	–	(2,300)	–	–	–
Corporate expenses	(3,087)	(4,028)	(14,387)	(16,091)	(4.2)	(4.2)
Cost of terminated offering	–	–	–	(651)	–	–
Depreciation and amortization	(2,847)	(3,112)	(11,447)	(12,291)	(3.1)	(3.1)

Operating income	$8,650	$10,438	$24,618	$30,128	$6.5	$7.0

Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$11,418	$12,953	$37,340	$44,648
Less:
Cost of denied tower site and license upgrade	–	–	–	(2,202)
Legal settlement	–	–	(2,300)	–
Cost of terminated offering	–	–	–	(651)
Loss on early redemption of long-term debt	–	–	–	(6,440)
Discontinued operations, net of tax	(1,876)	–	15,995	–

EBITDA	9,542	12,953	51,035	35,355
Plus:
Interest income	141	17	255	212
Less:
Depreciation and amortization	(2,847)	(3,112)	(11,447)	(12,291)
Interest expense	(6,869)	(5,768)	(27,162)	(23,474)
(Provision) benefit for income taxes	(642)	(1,977)	1,323	(479)

Net income	$(675)	$2,113	$14,004	$(677)